EXHIBIT 10


                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of February 2, 1997 (this "Agreement"), is by and between PATRICK INDUSTRIES, INC., an Indiana corporation (the "Company"), and NBD BANK, an Indiana banking corporation of Elkhart, Indiana (the "Bank").

                                   WITNESSETH:

     WHEREAS, the Company, the Bank and NBD Bank, a Michigan banking corporation formerly known as NBD Bank, N.A. have heretofore entered into a Credit Agreement dated as of February 2, 1994, as amended by a First Amendment to Credit
Agreement dated as of October 27, 1994, by a Second Amendment to Credit Agreement dated as of June 28, 1995, by a Request for Reduction of Commitment dated October 31, 1995, and by a Letter Agreement dated as of November 30, 1995 (such Credit Agreement, as amended, referred to herein as the "Original Credit Agreement"), which provides for revolving credit loans to the Company for its general corporate purposes; and

     WHEREAS, the Company desires to amend and restate the Original Credit Agreement, as evidenced by this Agreement; and

     WHEREAS, the Company desires to obtain a revolving credit facility in the amount of $10,000,000, in order to provide funds for its corporate purposes, and the Bank is willing to establish such revolving credit facility in favor of the Company on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Original Credit Agreement is hereby amended and restated as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

     "Affiliate", when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Bonds" shall mean (i) the Six Million Dollars ($6,000,000) principal amount State of Oregon Economic Development Revenue Bonds, Series CLI (Patrick Industries, Inc. Project), dated December 22, 1994, (ii) the Three Million Nine Hundred Thousand Dollars ($3,900,000) principal amount The Indiana Development Finance Authority Limited Obligation Refunding Revenue Bonds (Patrick Industries, Inc. Project), Series 1991, dated December 5, 1991, and (iii) all other obligations of the Company or any of its Subsidiaries to the Bank under or in connection with any future bond issuance for the benefit of the Company or any of its Subsidiaries.

     "Bond Documents" shall mean all documents and instruments governing, evidencing or securing the Bonds.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Bank is not open to the public for carrying on substantially all of its banking functions.

     "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such person.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

     "Commitment" shall mean the commitment of the Bank to make Loans pursuant to Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the Revolving Credit Commitment as such amount may be reduced from time to time pursuant to Section 2.2.

     "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

     "Cumulative Net Income" of any person shall mean, as of any date, the net income (after deduction for income and other taxes of such person determined by reference to income or profits of such person) for the period commencing on the specified date through the end of the most recently completed fiscal year of such person (but without reduction for any net loss incurred for any fiscal year during such period), taken as one accounting period, all as determined in accordance with generally accepted accounting principles.

     "Current Assets" and "Current Liabilities" of any person shall mean, as of any date, all assets or liabilities, respectively, of such person which, in accordance with generally accepted accounting principles, should be classified as current assets or current liabilities, respectively, on a balance sheet of such person.

     "Default" shall mean any of the events or conditions described in Section
6.1 which might become an Event of Default with notice or lapse of time or both.

     "Dollars" and "$" shall mean the lawful money of the United States of America.

     "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

     "Environmental Laws" shall mean all applicable provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency or instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

     "ERISA " shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

     "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

     "Eurodollar Business Day" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market with respect to such Eurodollar Rate Loan.

     "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as the Company may elect under Section 2.4 or Section 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the date one, two, three or six months thereafter, as the Company may elect under Section 2.4 or Section 2.7, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period for any Revolving Credit Loan which would end after the Revolving Credit Termination Date shall be permitted.

     "Eurodollar Margin" shall mean the Revolving Credit Loan Eurodollar Margin.

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

     1.  the Eurodollar Margin, plus

     2. the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan are offered to the Bank by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Bank, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

     "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.

     "Event of Default" shall mean any of the events or conditions described in
Section 6.1.

     "Floating Rate" shall mean the per annum rate equal to the Prime Rate in effect from time to time, which Floating Rate shall change simultaneously with any change in such Prime Rate.

     "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

     "generally accepted accounting principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

     "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other applicable federal, state or local government law, ordinance, rule or regulation.

     "Indebtedness" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (d) the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any plan of such person or of any of its ERISA Affiliates, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

     "Interest Payment Date" shall mean (a) with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Eurodollar Interest Period exceeding three months, those days that occur during such Eurodollar Interest Period at intervals of three months, after the first day of such Eurodollar Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the Effective Date, commencing with the first such Business Day occurring after the Effective Date.

     "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

     "Loans" shall mean the Revolving Credit Loans, and "Loan" shall mean any Revolving Credit Loan.

     "London Banking Day" shall mean any day on which dealings and deposits in Dollars are transacted in the London interbank market.

     "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

     "New York Banking Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "Notes" shall mean the Revolving Credit Note, and "Note" shall mean the Revolving Credit Note.

     "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Eurodollar Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder, a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted Liens" shall mean Liens permitted by Section 5.2(f) hereof.

     "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

     "Prime Rate" shall mean the per annum rate announced by the Bank from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Bank to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

     "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

     "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

     "Revolving Credit Commitment" shall mean, with respect to the Bank, the commitment of the Bank to make Revolving Credit Loans pursuant to Section 2.1(a) in amounts not exceeding in aggregate principal amount outstanding at any time of $10,000,000.

     "Revolving Credit Loan Eurodollar Margin" shall mean, with respect to any Revolving Credit Loan that is also a Eurodollar Rate Loan, (i) three-quarters of one percent (0.75%) per annum if the ratio of consolidated Total Liabilities to consolidated Tangible Net Worth of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements of the Company have been delivered pursuant to Section 5.1(d)(ii) is less than 1.25 to 1.00; (ii) one percent (1.00%) per annum if the ratio of consolidated Total Liabilities to consolidated Tangible Net Worth of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements of the Company have been delivered pursuant to Section 5.1(d)(ii) is equal to or greater than 1.25 to 1.00, but less than 1.50 to 1.00; and (iii) one and one-quarter percent (1.25%) per annum if the ratio of consolidated Total Liabilities to consolidated Tangible Net Worth of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements of the Company have been delivered pursuant to Section 5.1(d)(ii) is equal to or greater than 1.50 to 1.00, but less than 1.75 to 1.00. Such Revolving Credit Loan Eurodollar Margin shall be adjusted on the first Business Day of the month following receipt of the financial statements of the Company pursuant to Section 5.1(d)(ii). The Company shall not be entitled to request a Eurodollar Rate Loan or continue a Eurodollar Rate Loan as a Eurodollar Rate Loan if the ratio of consolidated Total Liabilities to consolidated Tangible Net Worth of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements of the Company have been delivered pursuant to Section 5.1(d)(ii) is greater than or equal to 1.75 to 1.00.

     "Revolving Credit Loans" shall mean the Loans under Section 2.4 evidenced by the Revolving Credit Note and made pursuant to Section 2.1(a) and "Revolving Credit Loan" shall mean any of the Revolving Credit Loans.

     "Revolving Credit Note" shall mean the promissory note of the Company evidencing the Revolving Credit Loans, in substantially the form of Exhibit A hereto, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

     "Revolving Credit Termination Date" shall mean the earlier to occur of (a) February 2, 2000 and (b) the date on which the Commitment shall be terminated pursuant to Section 2.2 or Section 6.2.

     "Senior Notes Documents" shall mean all documents relating to the issuance by the Company in September of 1995 to Nationwide Life Insurance Company of $18,000,000 in senior unsecured notes for 10 years at a fixed rate of 6.82%.

     "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

     "Tangible Net Worth" of any person shall mean, as of any date, (a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person, less (b) the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) deferred taxes and deferred charges, (vii) franchises, licenses and permits, and (viii) other assets which are deemed intangible assets under generally accepted accounting principles.

     "Total Liabilities" of any person shall mean, as of any date, all obligations which, in accordance with generally accepted accounting principles, are or should be classified as liabilities on a balance sheet of such person and all Contingent Liabilities of such person.

     "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

     "Working Capital" of any person shall mean, as of any date, the amount, if any, by which the Current Assets of such person exceeds the Current Liabilities of such person.

     1.2 Other Definitions; Rules of Construction. As used herein, the terms "Bank", "Company", "this Agreement", and the "Original Credit Agreement" shall have the respective meanings ascribed thereto in the introductory paragraphs of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


                                   ARTICLE II

                          THE COMMITMENT AND THE LOANS

     2.1  Commitment of the Bank.

          (a) Revolving Credit Loans. The Bank agrees, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Company pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Revolving Credit Termination Date, not to exceed in aggregate principal amount at any time outstanding the Revolving Credit Commitment.

     2.2 Termination and Reduction of Revolving Credit Commitment. The Company shall have the right to terminate or reduce the Revolving Credit Commitment at any time and from time to time, provided that (a) the Company shall give notice of such termination or reduction to the Bank in substantially the form of Exhibit B attached hereto, specifying the amount and effective date thereof, (b) each partial reduction of the Revolving Credit Commitment shall be in a minimum amount of $500,000 and in integral multiples thereof, (c) no such termination or reduction shall be permitted with respect to any portion of the Revolving Credit Commitment as to which a request for a Revolving Credit Loan pursuant to Section
2.4 or Section 2.7 is then pending, and (d) the Revolving Credit Commitment may not be terminated if any Revolving Credit Loans are then outstanding and may not be reduced below the principal amount of Revolving Credit Loans then outstanding. The Revolving Credit Commitment or any portion thereof terminated or reduced pursuant to this Section 2.2 may not be reinstated.

     2.3 Fees. (a) The Company agrees to pay to the Bank a commitment fee on the daily average unused amount of the Revolving Credit Commitment for the period from and including the Effective Date to but excluding the Revolving Credit Termination Date, at a rate equal to one-quarter of one percent (0.25%) per annum. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Revolving Credit Termination Date.

          (b) In addition to the commitment fees payable pursuant to Section 2.3(a), the Company agrees to pay to the Bank on the Effective Date a facility fee in the amount of $12,500.

     2.4 Disbursement of Loans. (a) The Company shall give the Bank notice of its request for each Loan in substantially the form of Exhibit C hereto not later than 10:00 a.m. Elkhart, Indiana time (i) three Eurodollar Business Days prior to the date such Loan is requested to be made if such Loan is to be made as a Eurodollar Rate Loan, and (ii) one Business Day prior to the date such Loan is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Loan or Floating Rate Loan is requested and, in the case of each requested Eurodollar Rate Loan, the Eurodollar Interest Period to be initially applicable to such Loan. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available to the Company by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company at the principal office of the Bank.

          (b) All Revolving Credit Loans made under this Section 2.4 shall be evidenced by the Revolving Credit Note, and all such Loans shall be due and payable and bear interest as provided in Article III. The Bank is hereby authorized by the Company to record on the schedule attached to the Revolving Credit Note, or on its books and records, the date, amount and type of each Loan and the duration of the related Eurodollar Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books or records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that the failure of the Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Revolving Credit Loans under this Section 2.4, prepay Revolving Credit Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans under this Section 2.4 and Section 2.7.

     2.5 Conditions for First Loan. The obligation of the Bank to make the first Loan hereunder is subject to receive by the Bank of the following documents and completion of the following matters, in form and substance satisfactory to the Bank:

          (a) Charter Documents. A certificate of a duly authorized officer of the Company certifying that the Articles of Incorporation and By-Laws of the Company provided to the Bank in connection with the Original Credit Agreement remain in full force and effect without modification or amendment in any respect as of the Effective Date except as set forth in such certificate;

          (b) Corporate Authorizations. Copies of all authorizing resolutions and evidence of other corporate action taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement and the Notes and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

          (c) Good Standing Certificates. Certificates of recent date of the appropriate authority or official of the State of Indiana certifying as to the good standing of the Company;

          (d) Notes. The Revolving Credit Note, duly executed on behalf of the Company;

          (e) Legal Opinion. The favorable written opinion of Warrick & Boyn, counsel for the Company, as to such matters as the Bank may reasonably request;

          (f) Lien Searches. UCC and other Lien searches in form and substance satisfactory to the Bank;

          (g)  Fee.  The facility fee described in Section 2.3(b); and

          (h) Senior Notes Documents. Certified copies of the Senior Notes Documents.

          (i) Other Documents. Such other documents as the Bank may reasonably request.

     2.6 Further Conditions for Loans. The obligation of the Bank to make any Loan (including the first Loan) or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

          (a) The representations and warranties contained in Article IV hereof shall be true and correct on and as of the date such Loan is made (both before and after such Loan is made), as if such representations and warranties were made on and as of such date; and

          (b) No Default or Event of Default shall have occurred and be continuing on the date such Loan is made (whether before or after such Loan is made).

The Company shall be deemed to have made a representation and warranty the Bank at the time of the making of, and the continuation or conversion of, each Loan to the effect set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in
Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Sections 5.1(d)(ii) and (iii).

     2.7 Subsequent Elections as to Loans. The Company may elect (a) to continue a Eurodollar Rate Loan, or a portion thereof, as a Eurodollar Rate Loan, (b) may elect to convert a Eurodollar Rate Loan, or a portion thereof, to a Floating Rate Loan, or (c) may elect to convert a Floating Rate Loan, or a portion thereof, to a Eurodollar Rate Loan, in each case by giving notice thereof to the Bank in substantially the form of Exhibit D hereto not later than 10:00 a.m. Elkhart, Indiana time three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and not later than 10:00 a.m. Elkhart, Indiana time the same Business Day prior to the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the then current Eurodollar Interest Period with respect to such Loan, and provided, further, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Eurodollar Interest Period to be applicable thereto upon such continuation or conversion. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Loan, the Company shall be deemed to have elected to convert such Eurodollar Rate Loan to a Floating Rate Loan on the last day of the then current Eurodollar Interest Period with respect to such Loan.

     2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Loan pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan, or a request for a conversion of a Floating Rate Loan to a Eurodollar Rate Loan pursuant to Section 2.7, (a) deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by the Company are not available to the Bank in the London interbank market, (b) the Bank reasonably and in good faith determines that the Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of making, funding or maintaining the related Eurodollar Rate Loan, such that the Bank would suffer an economic loss on such Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable (such that the Bank would suffer an economic loss on such Eurodollar Rate Loan) unlawful or impossible for the Bank (i) to make or fund the relevant Eurodollar Rate Loan,
(ii) to continue such Eurodollar Rate Loan as a Eurodollar Rate Loan, or (iii) to convert a Loan to a Eurodollar Rate Loan, then the Company shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Loan pursuant to Section 2.4 or a continuation of or conversion to a Eurodollar Rate Loan pursuant to Section 2.7. In the event that such circumstances no longer exist, the Bank shall again accept (subject to the provisions of this Agreement) requests for Eurodollar Rate Loans pursuant to Section 2.4, and requests for continuations of and conversions to Eurodollar Rate Loans pursuant to Section 2.7.

     2.9 Minimum Amounts; Limitation on Number of Loans. Except for (a) Loans and conversions thereof which exhaust the entire remaining amount of the Commitment, and (b) conversions or payments required pursuant to Section 3.7, each Floating Rate Loan and each conversion to a Floating Rate Loan pursuant to
Section 2.7 shall be in a minimum amount of $100,000 and in an integral multiple of $100,000, and each Eurodollar Rate Loan and each continuation of or conversion to a Eurodollar Rate Loan pursuant to Section 2.7 shall be in a minimum amount of $500,000 and in an integral multiple of $250,000. The aggregate number of Eurodollar Rate Loans outstanding at any one time under this Agreement may not exceed five.


                                   ARTICLE III

                        PAYMENTS AND PREPAYMENTS OF LOANS

     3.1  Principal Payments.

          (a) Unless earlier payment is required under this Agreement, the Company shall pay to the Bank on the Revolving Credit Termination Date the entire outstanding principal amount of the Revolving Credit Loans.

          (b) The Company may not pay any portion of any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to Section 2.7, and unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be paid on the last day of the then current Eurodollar Interest Period with respect to such Loan.

     3.2 Interest Payments. The Company shall pay interest to the Bank on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

          (a) During such periods that such Loan is a Floating Rate Loan, at the Floating Rate.

          (b) During such periods that such Loan is a Eurodollar Rate Loan, at the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

          (c) Notwithstanding the foregoing, during any period that the ratio of consolidated Total Liabilities of the Company and its Subsidiaries to consolidated Tangible Net Worth of the Company and its Subsidiaries exceeds 1.75 to 1.00, and in such other circumstances as expressly set forth in this Agreement, at the Overdue Rate.

Notwithstanding the foregoing paragraphs (a) through (c), the Company shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan which is not paid in full when due and any other amount payable by the Company hereunder which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

     3.4 Payment Method. (a) All payments to be made by the Company hereunder will be made in Dollars and in immediately available funds to the Bank at its address set forth in Section 7.2 not later than 1:00 p.m. Elkhart, Indiana time on the date on which such payment shall become due. Payments received after 1:00 p.m. Elkhart, Indiana time shall be deemed to be payments made prior to 1:00 p.m. Elkhart, Indiana time on the next succeeding Business Day. The Company hereby authorizes the Bank to charge its account with the Bank in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

          (b) At the time of making each such payment, the Company shall, subject to the other terms and conditions of this Agreement, specify to the Bank that Loan or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Bank may apply such payments as it may determine in its sole discretion to obligations of the Company to the Bank arising under this Agreement.

     3.5 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

     3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

     3.7 Additional Costs. (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now in effect but not presently applicable or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority, shall (a) affect the basis of taxation of payments to the Bank of any amounts payable by the Company under this Agreement (other than taxes imposed on the net income of the Bank, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Bank has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c) shall impose any other condition with respect to this Agreement, the Commitment, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to the Bank of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by the Bank thereon, then the Company shall pay to the Bank, from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, the Bank is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank, and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

          (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now in effect but not presently applicable or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority, including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's obligations hereunder and such increase has the effect of reducing the rate of return on such bank's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Company shall pay to the Bank from time to time, upon request by the Bank additional amounts sufficient to compensate the Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which the Bank reasonably determines to be allocable to the existence of the Bank's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

     3.8 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Eurodollar Rate Loan under this Agreement, the Company shall upon receipt of notice thereof from the Bank repay in full the then outstanding principal amount of each Eurodollar Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to the Bank under Section 3.9 on the last day of the then current Eurodollar Interest Period applicable to such Loan if the Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if the Bank may not continue to maintain such Loan to such day. Subject to the other terms and conditions of this Agreement, such prepaid Eurodollar Rate Loan may be immediately reborrowed as a Floating Rate Loan hereunder.

     3.9 Eurodollar Prepayment Indemnification. If the Company makes any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of an Eurodollar Interest Period applicable thereto (whether pursuant to Section 3.8, Section 6.2 or otherwise), or if the Company fails to borrow any Eurodollar Rate Loan after notice has been given to the Bank in accordance with Section 2.4 or Section 2.7, or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Company shall reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not the Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to the Bank under this Section 3.9 shall be made as though the Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Eurodollar Interest Period; provided, however, that the Bank may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.


                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants that:

     4.1 Corporate Existence and Power. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. The Company has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the Notes and to engage in the transactions contemplated by this Agreement.

     4.2 Corporate Authority. The execution, delivery and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property may be bound or affected or result in the imposition of any Lien except for Permitted Liens.

     4.3 Binding Effect. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

     4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each such Subsidiary and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule 4.4 hereto or disclosed in writing to the Bank from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

     4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries or in any material adverse effect on the legality, validity or enforceability of this Agreement or the Notes and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

     4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and changes in cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 1995 and reported on by McGladrey & Pullen, LLP, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, as of or for the nine-month period ended on September 30, 1996, copies of which have been furnished to the Bank, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries since December 31, 1995. There is no material Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

     4.7 Use of Loans. The Company will use the proceeds of the Loans for refinancing existing revolving credit indebtedness of the Company and its other corporate purposes. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Loans to be deemed secured, directly or indirectly, by margin stock.

     4.8 Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company in connection with the execution, delivery and performance of this Agreement, the Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement or the Notes.

     4.9 Taxes. The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any Subsidiary.

     4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or Section 5.1(d) of this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Company or any Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

     4.11 ERISA. The Company, its Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Company, any of its Subsidiaries or any of their ERISA Affiliates is an employer with respect to any multiemployer Plan. The Company, its Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement and the Notes do not constitute a Prohibited Transaction. There is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of the Company, its Subsidiaries or their ERISA Affiliates.

     4.12 Disclosure. No report or other information furnished in writing or on behalf of the Company to the Bank in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. Neither this Agreement, the Notes nor any other document, certificate, or report or statement or other information furnished to the Bank by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially and adversely affects, or which in the future may (so far as the Company can now foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of the Company or any Subsidiary, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Bank by or on behalf of the Company in connection with the transactions contemplated hereby.

     4.13 Environmental and Safety Matters. The Company and each Subsidiary is in substantial compliance with all applicable federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which the Company or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of Hazardous Materials, accepts or has accepted for transport any Hazardous Materials, or holds or has held any interest in real property or otherwise. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or has held an interest or any past or present operation of the Company or any Subsidiary except as set forth in Schedule 4.13 hereto. Neither the Company nor any of its Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment, (b) has received any notice of any Hazardous Materials in, or upon any of its properties in violation of any Environmental Laws, or (c) knows of any basis for any such investigation, notice or violation, except as disclosed on Schedule 4.13 hereto, and as to such matters disclosed on such Schedule, none will have an adverse material affect on the financial condition or business of the Company or any of its Subsidiaries. Except as set forth in
Schedule 4.13 hereto, no release, threatened release or disposal of Hazardous Materials is occurring or has occurred on, under or to any property in violation of any Environmental Laws.


                                    ARTICLE V

                                    COVENANTS

     5.1 Affirmative Covenants. The Company covenants and agrees that, until the Revolving Credit Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, unless the Bank shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

          (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(g), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

          (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or such Subsidiary.

          (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Bank for purposes of assuring compliance with this Section 5.1(c).

          (d)  Reporting Requirements.  Furnish to the Bank the following:

               (i) Promptly and in any event within three Business Days after becoming aware of the occurrence of (A) any Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company or any of its Subsidiaries, and any material developments therein, (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries, a statement of the chief financial officer of the Company setting forth details of such Default or Event of Default or such event or condition or such litigation and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

               (ii) As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles, together with a certificate of the chief financial officer of the Company stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

               (iii) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year, with a customary audit report of McGladrey & Pullen, LLP, or other independent certified public accountants selected by the Company and acceptable to the Bank, without qualifications unacceptable to the Bank, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Default or Event of Default and, if such a Default or an Event of Default then exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by the Company (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

               (iv) Promptly after the sending or filing thereof, copies of all reports, proxy statements, registration statements, prospectuses and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof, including without limitation such reports as annual shareholder reports, and Forms 10-K, 10-Q and 8-K;

               (v) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company, its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of the Company setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

               (vi) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of it Subsidiaries as the Bank may from time to time reasonably request.

          (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit the Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with the Bank, and (ii) permit the Bank or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets.

          (f) Further Assurances. Execute and deliver within 30 days after request therefor by the Bank, all further instruments and documents and take all further action that may be necessary or desirable, or that the Bank may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Bank under this Agreement and the Notes.

          (g) Environmental Indemnification. Subject to the limitations set forth below, defend, indemnify and hold harmless the Bank and its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses, including, without limitation, attorneys' and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting any real estate owned, leased or operated by the Company or any of its Subsidiaries or the soil, water, vegetation, buildings, personal property, persons or animals; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials on such real estate, (c) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials with respect to such real estate, and/or (d) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Bank, which are based upon or in any way related to such Hazardous Materials used in such real estate. The provisions of this Section 5.1(g) shall be in addition to any and all other obligations and liabilities the Company may have under any other agreement with the Bank and under law, and shall survive the repayment of all sums due hereunder.

          (h) Bond Documents. Comply in all respects with the provisions of the Bond Documents.

          (i) Senior Notes Documents. Comply in all respects with the provisions of the Senior Notes Documents.

     5.2 Negative Covenants. Until the Revolving Credit Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Bank shall otherwise consent in writing it shall not, and shall not permit any of its Subsidiaries to:

          (a) Current Ratio. Permit or suffer the ratio of consolidated Current Assets of the Company and its Subsidiaries to consolidated Current Liabilities of the Company and its Subsidiaries to be less than 2.00 to 1.00 at any time.

          (b) Working Capital. Permit or suffer the consolidated Working Capital of the Company and its Subsidiaries to be less than $25,000,000 at any time.

          (c) Tangible Net Worth. Permit or suffer the consolidated Tangible Net Worth of the Company and its Subsidiaries to be less than $42,000,000 at any time, which amount shall be increased by an amount equal to (i) 50% of the Cumulative Net Income of the Company and its Subsidiaries on and after January 1, 1996, and (ii) 100% of the net cash proceeds of any stock issuance by the Company after the Effective Date.

          (d) Total Liabilities to Tangible Net Worth. Permit or suffer the ratio of consolidated Total Liabilities of the Company and its Subsidiaries to consolidated Tangible Net Worth of the Company and its Subsidiaries to be greater than 1.75 to 1.00 at any time.

          (e) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

               (i)  The Loans;

               (ii) The Indebtedness described in Schedule 5.2(e) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted;

               (iii) Indebtedness incurred in connection with the issuance of any Bonds;

               (iv)  Letters of credit issued by the Bank; and

               (v) Indebtedness in aggregate outstanding principal amount not exceeding $1,000,000 which is secured by one or more liens permitted by Section 5.2(f)(v) hereof.

          (f) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

               (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

               (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which secure obligations not exceeding $1,000,000 in the aggregate and which would not have a material adverse effect on the business or operations of the Company or any of its Subsidiaries and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) Liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries;

               (iii)  Liens evidenced by the Bond Documents;

               (iv) Each Lien described in Schedule 5.2(f) hereto may be suffered to exist upon the same terms as those existing on the Effective Date, but no extension or renewal thereof shall be permitted (other than Liens associated with the extension of leases disclosed therein in the ordinary course of business); and

               (v) Any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed 100% of the purchase price paid by the Company or such Subsidiary for such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed $1,000,000, provided that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time.

          (g) Merger; Purchase of Assets; Acquisitions; Etc. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided, however, that this
Section 5.2(g) shall not prohibit any merger or acquisition if the Company shall be the surviving or continuing corporation thereof and, immediately after such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing.

          (h) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, provided, however, that this Section 5.2(h) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than 20% percent of such aggregate book value of the total assets of the Company or such Subsidiary, as the case may be, and if, immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing.

          (i) Negative Pledge Limitation. Enter into any agreement with any person other than the Bank which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.


                                   ARTICLE VI

                                     DEFAULT

     6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Bank pursuant to Section 7.1:

          (a) Nonpayment. The Company shall fail to pay when due any principal of or interest on any Note or any fees or any other amount payable hereunder; or

          (b) Misrepresentation. Any representation or warranty made by the Company in Article IV hereof or any other certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) Certain Covenants. The Company shall fail to perform or observe any term, covenant or agreement contained in Sections 5.1(a), 5.1(d)(i), 5.2(e), 5.2(f), 5.2(g), 5.2(h), or 5.2(i), in the Bond Documents or in the Senior Notes Documents, without any right of cure, or any other term, covenant or agreement contained in Article V and such failure shall remain unremedied for twenty (20) days after notice thereof from the Bank to the Company as provided in Section 7.2; or

          (d) Other Defaults. The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement and such failure shall remain unremedied for thirty (30) days after notice thereof from the Bank to the Company as provided in Section 7.2; or

          (e) Cross Default. The Company or any of its Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $250,000 (other than any Indebtedness of the Company or any of its Subsidiaries to the Bank, which shall be cross-defaulted to this Agreement and the Notes regardless of the principal amount thereof); or if the Company or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date; or

          (f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $1,000,000 shall be rendered against the Company or any of its Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement or any Note, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

          (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of the Company, any Subsidiary of the Company or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company, its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any Subsidiary of the Company or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any Subsidiary of the Company or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, its Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any Subsidiary of the Company, any of their ERISA Affiliates, any Plan of the Company, its Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Company, any Subsidiary of the Company or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any Subsidiary of the Company or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company, any of its Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or the Company, any of its Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Bank; or

          (h) Insolvency, Etc. The Company or any of its Subsidiaries shall be dissolved or liquidated, except when a Subsidiary of the Company is dissolved or liquidated by being merged with, or upon dissolution its assets are distributed in proportion with the Company's ownership interests to, the Company or another Subsidiary of the Company (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or such Subsidiary and is being contested by the Company or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such contested proceeding shall remain undismissed or unstayed for a period of 60 days. The Company or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection.

     6.2  Remedies.

          (a) Upon the occurrence and during the continuance of any Event of Default, the Bank may, by notice to the Company, take any one or more of the following actions: (i) terminate the Commitment, or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts due under this Agreement to be immediately due and payable, whereupon the Commitment shall terminate forthwith and all such amounts, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(h) with respect to the Company, the Commitment shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

          (b) The Bank may, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it, whether arising under this Agreement or any Note or under applicable law, in any manner deemed appropriate by the Bank, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or any Note or in aid of the exercise of any power granted in this Agreement or any Note.

          (c) Upon the occurrence and during the continuance of any Event of Default, the Bank may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to the Bank, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of the Bank, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to the Bank a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company under this Agreement and the Notes. The rights of the Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.


                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Bank. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     7.2 Notices. (a) Except as otherwise provided in Section 7.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company at 1800 South 14th Street, P.O. Box 638, Elkhart, Indiana 46515, Attention: Keith V. Kankel, Vice President, Finance, Facsimile No. (219) 522-5213, and to the Bank at the address and numbers for notices set forth on the signature pages hereof, or to such other address as may be designated by the Company or the Bank by notice to the other party hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third Business Day after the date of mailing, or, if sent by federal express or other recognized overnight delivery service, prepaid, to such address, on the Business Day following the date of deposit with such delivery service prior to such service's next day delivery deadline, provided, however, that notices to the Bank shall not be effective until received.

          (b) Notices by the Company to the Bank with respect to terminations or reductions of the Revolving Credit Commitment pursuant to Section 2.2, requests for Loans pursuant to Section 2.4, and requests for continuations or conversions of Loans pursuant to Section 2.7 shall be irrevocable and binding on the Company.

          (c)  Any notice to be given by the Company to the Bank pursuant to
Section 2.4 or Section 2.7 and any notice to be given by the Bank hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in the manner provided in Section 7.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

     7.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Bank, nor any delay or failure on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Bank under this Agreement or any Note is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or any Note or by applicable law to the Bank may be exercised from time to time and as often as may be deemed expedient by the Bank and, unless contrary to the express provisions of this Agreement or any Note, irrespective of the occurrence or continuance of any Default or Event of Default.

     7.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company made herein or in any certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement shall be deemed to be material and to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank or on the Bank's behalf, and those covenants and agreements of the Company set forth in Sections 3.7, 3.9 and 7.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitment for a period of six months.

     7.5 Expenses; Indemnification. The Company agrees to pay, or reimburse the Bank for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Bank, including without limitation the reasonable fees and expenses of Messrs. Dickinson, Wright, Moon, Van Dusen & Freeman in connection with the preparation, execution, delivery and administration of this Agreement and the Notes and the consummation of the transactions contemplated hereby, and in connection with advising the Bank as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the Notes and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, if timely notice was given to the Company with respect to such taxes or fees, and
(iii) all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or any Note or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

     7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior consent of the Bank, assign its rights or obligations hereunder or under any Note and the Bank shall not be obligated to make any Loan hereunder to any entity other than the Company. The Bank may sell or assign to any financial institution or institutions, and such financial institution or institutions may further sell all or any part of, or any interest (undivided or divided) in, the Loans and the Bank's rights and benefits under this Agreement and the Notes, and to the extent of that sale or assignment such transferee or transferees or assignee or assignees shall have the same rights and benefits against the Company under
Section 6.2(c) as it or they would have had if such assignee or assignees were the Bank making the Loans to the Company hereunder. The Bank from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Bank provided under this Agreement, any Note or otherwise. In furtherance of such agency, the Bank may from time to time direct that the Company provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Bank in the same manner as would be required if dealing with the Bank.

     7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     7.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Indiana applicable to contracts made and to be performed entirely within such State and without giving effect to the choice of law principles of such State. The Company further agrees that any legal action or proceeding with respect to this Agreement any Note or the transactions contemplated hereby may be brought in any court of the State of Indiana, or in any court of the United States of America sitting in Indiana, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the Bank as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agents or to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth in Section 7.2(a). Nothing in this paragraph shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of the Bank to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     7.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     7.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

     7.11 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Company and the Bank, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company under this Agreement or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement or any Note in any other jurisdiction.

     7.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

     7.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or any Note, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any Note at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Bank have been paid in full.

     7.14 Waiver of Jury Trial. The Bank and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. Neither the Bank nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Bank or the Company except by a written instrument executed by both of them.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written, effective as of February 2, 1997.

                                   PATRICK INDUSTRIES, INC.


                                   By:  /s/ David D. Lung
                                        David D. Lung
                                        Its:  President


                                   And:  /s/ Keith V. Kankel
                                        Keith V. Kankel
                                        Its:  Vice President - Finance



Address for Notices:                         NBD BANK

121 West Franklin Street
Elkhart, Indiana 46515                  By:  /s/ Donald E. Hobik
Attention: Donald E. Hobik                        Donald E. Hobik
Facsimile No.: (219) 524-3033                Its:  Vice President
Telephone No.: (219) 524-3011

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE


$10,000,000                                                     February 2, 1997
                                                                Elkhart, Indiana


     FOR VALUE RECEIVED, PATRICK INDUSTRIES, INC., an Indiana corporation (the "Company"), hereby promises to pay to the order of NBD Bank, an Indiana banking corporation of Elkhart, Indiana (the "Bank"), at the principal banking office of the Bank in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Bank, on the Revolving Credit Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

     The Bank is hereby authorized by the Company to record on the schedule attached to this Revolving Credit Note, or on its books and records, the date and amount of each Revolving Credit Loan, the duration of the related Eurodollar Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Credit Agreement, as defined below.

     The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys' fees and expenses.

     This Revolving Credit Note evidences one or more Revolving Credit Loans made under that certain Credit Agreement dated as of February 2, 1997 (as amended from time to time, the "Credit Agreement"), by and between the Company and the Bank, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Revolving Credit Note. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Credit Agreement.

     This Revolving Credit Note is issued in replacement of, but not in repayment of, that certain Revolving Credit Note dated June 28, 1995 in the stated principal amount of $13,000,000 payable by the Company to the Bank and NBD Bank, a Michigan banking corporation.

     This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State and without giving effect to the choice of law principles of such State.

                                   PATRICK INDUSTRIES, INC.

                                   By:
                                        David D. Lung
                                        Its: President


                                   And:
                                        Keith V. Kankel
                                        Its:  Vice President - Finance



            Schedule to Revolving Credit Note dated February 2, 1997
                        made by Patrick Industries, Inc.
              in favor of NBD Bank, an Indiana banking corporation


                                       Eurodollar
                                        Interest
           Principal                    Period    Principal Principal
  Trans-    Amount    Type              (If Ap-    Amount    Balance
  action      of       of     Interest  plicable)  Paid or  Outstand-   Notation
   Date      Loan     Loan*     Rate               Prepaid      ing      Made by


























* E - Eurodollar Rate
  F - Floating Rate


                                    EXHIBIT B

                             REQUEST FOR TERMINATION
                           OR REDUCTION OF COMMITMENT


                                __________, 19__


NBD Bank
121 West Franklin Street
Elkhart, Indiana  46515

Attention:     Donald E. Hobik
               Vice President

     Patrick Industries, Inc., an Indiana corporation (the "Company"), hereby requests that the Revolving Credit Commitment [be terminated] [be reduced by the aggregate principal amount of $__________], effective on __________, 19__, pursuant to Section 2.2 of the Credit Agreement, dated as of February 2, 1997, between Company and NBD Bank, an Indiana banking corporation (as amended or modified from time to time, the "Credit Agreement").

     Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                                   PATRICK INDUSTRIES, INC.


                                   By:

                                        Its:



                                   And:

                                        Its:

EXHIBIT C

                                REQUEST FOR LOAN


                                __________, 19__


NBD Bank
121 West Franklin Street
Elkhart, Indiana  46515

Attention:     Donald E. Hobik
               Vice President

     Patrick Industries, Inc., an Indiana corporation (the "Company"), hereby requests a Revolving Credit Loan pursuant to Section 2.4 of the Credit Agreement dated as of February 2, 1997 (as amended or modified from time to time, the "Credit Agreement"), between the Company and NBD Bank, an Indiana banking corporation, in the amount of $__________, to be made on __________, 19__ and to be evidenced by the Company's Revolving Credit Note. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

     Such Revolving Credit Loan shall be made as a [insert either Eurodollar Rate Loan or Floating Rate Loan] and the initial Eurodollar Interest Period, if such requested Revolving Credit Loan is a Eurodollar Rate Loan, shall be [insert permitted Eurodollar Interest Period].

     In support of this request, the Company hereby represents and warrants to the Bank that:

     1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct on and as of the date hereof, and will be true and correct on the date such Loan is made (both before and after such Loan is made), as if such representations and warranties were made on and as of such dates.

     2. No Default or Event of Default has occurred and is continuing or will exist on the date such Loan is made (whether before or after such Loan is made).



     Acceptance of the proceeds of such Loan by the Company shall be deemed to be a further representation and warranty that the representations and warranties set forth in Article IV of the Credit Agreement are true and correct on and as of the date of such acceptance, as if such representations and warranties were made on and as of such date.

                                   PATRICK INDUSTRIES, INC.


                                   By:

                                        Its:



                                   And:

                                        Its:


                                    EXHIBIT D

                 REQUEST FOR CONTINUATION OR CONVERSION OF LOAN


                                __________, 19__

NBD Bank
121 West Franklin Street
Elkhart, Indiana 46515

Attention:     Donald E. Hobik
               Vice President

     Patrick Industries, Inc., an Indiana corporation (the "Company"), hereby requests that $__________ of the principal amount of the Revolving Credit Loan originally made on __________, 19__, which Revolving Credit Loan is currently a [insert type of Loan], be continued as or converted to, as the case may be, a [insert type of Loan requested] on __________, 19__. If such Revolving Credit Loan is requested to be converted to a Eurodollar Rate Loan, the Company elects a Eurodollar Interest Period for such Revolving Credit Loan of [insert permitted Eurodollar Interest Period].

     Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement, dated as of February 2, 1997, between the Company and NBD Bank, an Indiana banking corporation, as amended or modified from time to time.

                                   PATRICK INDUSTRIES, INC.


                                   By:

                                        Its:


                                   And:

                                        Its:

Schedule 4.4

                                  Subsidiaries


 Machinery, Inc.                 Delaware Corporation
                                 100% owned by Patrick
                                 Industries, Inc.

 Harlan Machinery Company, Inc.  Nevada Corporation
                                 100% owned by Machinery, Inc.
 Patrick Door, Inc.              Arizona Corporation
                                 100% owned by Machinery, Inc.

 Patrick Mouldings, L.L.C.       Arizona Limited Liability
                                 Company
                                 60% owned by Machinery, Inc.